UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2009 (February 23, 2009)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Assets.

On February 23, 2009, BTB Purchaser Inc. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (“Parent”), completed its initial tender offer (the “Offer”) for all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Indevus Pharmaceuticals, Inc., a Delaware corporation (“Indevus”), at a price of $4.50 per Share, net to the seller in cash (less any required withholding taxes and without interest), plus contractual rights to receive up to an additional $3.00 per Share in contingent cash consideration payments (the “Offer Price”), pursuant to the terms of the Agreement and Plan of Merger, dated as of January 5, 2009, by and among Parent, Purchaser and Indevus (as amended, the “Merger Agreement”). The Offer expired at 5:00 p.m., New York City time, on February 20, 2009. Indevus was advised by the depositary for the Offer that, as of the expiration of the Offer, a total of approximately 61,358,944 Shares were validly tendered and not withdrawn (including Shares delivered through notices of guaranteed delivery), representing approximately 77.972% of the Shares outstanding. On February 23, 2009, Parent announced that Purchaser had accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer. On that same day, Purchaser paid $276,115,248 in aggregate initial cash consideration for the Shares tendered to the depositary and Parent entered into the Nebido Contingent Cash Consideration Agreement and the Octreotide Contingent Consideration Agreement (each as defined in the Merger Agreement), providing for the payment of up to an additional $3.00 per Share in contingent cash consideration payments, in accordance with the terms of the Offer.

On February 23, 2009, Parent also announced that Purchaser had commenced a subsequent offering period for all remaining untendered Shares. The subsequent offering period will expire at 5:00 p.m., New York City time, on February 27, 2009, unless extended. Any such extension will be followed by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the subsequent offering period was scheduled to expire.

The same Offer Price per Share offered in the initial offering period of the Offer will be paid during the subsequent offering period. Purchaser will immediately accept for payment all Shares validly tendered during this subsequent offering period, and payment will be made promptly after acceptance, in accordance with the terms of the Offer. Procedures for tendering Shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn. Indevus supports the Purchaser’s decision to pursue the subsequent offering period.

The $276,115,248 in initial cash consideration payable to holders of Shares tendered during the initial offer period has been, and any cash payable to holders of Shares tendered during the subsequent offering period and for Shares to be converted into the right to receive the Offer Price upon the merger of Purchaser with and into Indevus pursuant to the Merger Agreement, whereby Indevus will become a wholly owned subsidiary of Parent (the “Merger”), will be provided by cash on hand at Parent and its subsidiaries.

The foregoing description of certain provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Indevus with the SEC on January 6, 2009.

A copy of the press release issued by Parent on February 23, 2009, announcing Purchaser’s acceptance for payment of Shares validly tendered prior to the expiration of the initial offering period of the Offer and the commencement of the subsequent offering period is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Parent, dated February 23, 2009 (incorporated by reference to Exhibit (a)(5)(Q) to the Tender Offer Statement on Schedule TO filed by Parent with the Securities and Exchange Commission on January 7, 2009, as amended on February 23, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: February 24, 2009

EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release issued by Parent, dated February 23, 2009 (incorporated by reference to Exhibit (a)(5)(Q) to the Tender Offer Statement on Schedule TO filed by Parent with the Securities and Exchange Commission on January 7, 2009, as amended on February 23, 2009)